UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2019

Red River Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-38888	72-1412058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1412 Centre Court Drive, Suite 402 Alexandria, Louisiana		71301
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (318) 561-5028

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The NASDAQ Stock Market, LLC

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2019, Red River Bancshares, Inc. (the “Company”), its wholly owned subsidiary, Red River Bank, and certain selling shareholders of the Company (the “Selling Shareholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with FIG Partners, LLC, as representative of the underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company and the Selling Shareholders agreed to sell in the Company’s initial underwritten public offering an aggregate of 600,000 shares of the Company’s common stock, no par value per share (“Common Stock”), of which 573,320 shares are to be sold by the Company and 26,680 shares are to be sold by the Selling Shareholders, at a public offering price of $45.00 per share. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 90,000 shares of Common Stock. The offering is expected to close on May 7, 2019, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of the Underwriting Agreement, and are not factual information to investors about the Company.

In connection with its initial public offering, the Company, each of the Company’s directors and executive officers, and certain other persons have entered into 180-day “lock-up” agreements with respect to the sale of shares of the Common Stock, subject to customary exceptions. A form of the “lock-up” agreement is included as Exhibit C to the Underwriting Agreement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and which is incorporated herein by reference.

Item 8.01	Other Events.

On May 3, 2019, the Company issued a press release in connection with the pricing of its initial public offering. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item. 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated as of May 2, 2019, by and among Red River Bancshares, Inc., Red River Bank, certain selling shareholders named therein, and FIG Partners, LLC, as representative of the several underwriters named therein.

99.1	Press Release issued by Red River Bancshares, Inc., dated May 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 6, 2019

RED RIVER BANCSHARES, INC.

By:	/s/ Amanda W. Barnett
Amanda W. Barnett
Senior Vice President, General Counsel and Corporate Secretary